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                                                                   Exhibit 10.21



                         FORM OF INDEPENDENT CONTRACTOR
                           RESTRICTED STOCK AGREEMENT

                         This RESTRICTED STOCK AGREEMENT (this "Agreement"),
dated as of the    day of       ,     (the "Date of Grant") is entered into
by and between Alexandria Real Estate Equities, Inc. (the "Company"),
and         , an independent contractor of the Company (the "Grantee").

                                    RECITALS

                  WHEREAS, the Company's Board of Directors has determined to make a grant of restricted stock ("Restricted Stock") to the Grantee.

                  THEREFORE, the Parties agree as follows:

                  In consideration of the Recitals and the following mutual covenants, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree that the Grantee is hereby granted shares of Restricted Stock (the "Stock Grant") on the date hereof subject to the terms and conditions set forth herein.

         A.   THE STOCK.

                  The Grantee is entitled to            shares of the
Company's common stock, par value $.01 per share (the "Stock"), pursuant to the terms and conditions of this Agreement (the "Restricted Stock").

         B.   TERMS AND CONDITIONS OF THE STOCK GRANT.

                  1.       RESTRICTIONS AND RESTRICTED PERIOD.

                           a. RESTRICTIONS. Shares of Restricted Stock granted
hereunder may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of and shall be subject to a risk of forfeiture until the lapse of the Restricted Period (as defined below).


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                           b. RESTRICTED PERIOD. The restrictions set forth
above shall lapse and the Restricted Stock shall become fully and freely transferable (PROVIDED, THAT such transfer is otherwise in accordance with federal and state securities laws) and non-forfeitable as to one hundred percent
(100%) of the shares of Restricted Stock on          ,    (the "Restricted
Period").

                  2. RIGHTS OF A STOCKHOLDER. From and after the Date of Grant and for so long as the Restricted Stock is held by or for the benefit of the Grantee, the Grantee shall have all the rights of a stockholder of the Company with respect to the Restricted Stock, including but not limited to the right to receive dividends and the right to vote such shares.

                  3. DIVIDENDS. Dividends paid on Restricted Stock shall be paid at the dividend payment date, or be deferred for payment to such date as determined by the Board of Directors, in cash or shares of unrestricted Stock having a fair market value equal to the amount of such dividends as determined by the Board of Directors. Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

                  4. CERTIFICATES. Restricted Stock granted herein may be evidence in such manner as the Board of Directors shall determine. If certificates representing Restricted Stock are registered in the name of the Grantee, then such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applica ble to such Restricted Stock, and the Company shall retain physical possession of the certificate.

                  5. NOTICES. Any notice required or permitted under this Agree ment shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Grantee either at [his/her] address herein below set forth or such other address as [he/she] may designate in writing to the Company, or to the Company: Joel S. Marcus, Chief Executive Officer (or his designee), at the Company's address or such other address as the Company may designate in writing to the Grantee.

                  6. FAILURE TO ENFORCE NOT A WAIVER. The failure of the Company or the Grantee to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.


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                  7. GOVERNING LAW. This Agreement shall be governed by and
construed according to the laws of the State of Maryland.

                  8. AMENDMENTS. This Agreement may be amended or modified at any time by an instrument in writing signed by the Parties.

                  9. AGREEMENT NOT A CONTRACT OF EMPLOYMENT. Neither the Stock Grant, this Agreement nor any other action taken in connection herewith shall constitute or be evidence of any agreement or understanding, express or implied, that the Grantee is an employee of the Company or any subsidiary of the Company.

                  10. SECTION 83(b) ELECTION. The Grantee hereby acknowledges that he has been informed that, with respect to the Stock Grant of Restricted Shares, an election may be filed by the Grantee with the Internal Revenue Service, WITHIN 30 DAYS of the Date of Grant, electing pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to be taxed currently on the fair market value of the Restricted Stock on the Date of Grant.

                     THE GRANTEE ACKNOWLEDGES THAT IT IS THE GRANTEE'S SOLE RESPONSIBILITY AND NOT THE COMPANY'S TO FILE TIMELY THE ELECTION UNDER
SECTION 83(b) OF THE CODE, EVEN IF THE GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON THE GRANTEE'S BEHALF.

                  11. TERMINATION OF THIS AGREEMENT. Upon termination of this Agreement, all rights of the Grantee hereunder shall cease.


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                  IN WITNESS WHEREOF, the Parties have executed this Agree
ment on the day and year first above written.

                                   ALEXANDRIA REAL ESTATE EQUITIES, INC.


                                   By
                                     -----------------------------------


                                   The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Agreement.


                                   -----------------------------------
                                         [Name]


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                                         Number of Shares



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                                   -----------------------------------
                                         Address



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